Exhibit 10.1

CORRECTIONAL PROPERTIES TRUST
AMENDED AND RESTATED
2002 STOCK PLAN

SECTION 1. PURPOSE.

     The purpose of the Correctional Properties Trust Amended and Restated 2002 Stock Plan (the “Plan”), which completely amends and restates the Correctional Properties Trust 2002 Stock Option Plan, is to advance the interests of Correctional Properties Trust, a Maryland real estate investment trust, and its affiliates and subsidiaries, if any, by enabling the Company to attract and retain executive officers, other key employees, Non-Employee Trustees of and consultants to the Company and to provide incentives to such persons to maximize the Company’s Funds from Operations. The Company believes these purposes will be achieved under the Plan by offering such officers, employees, Non-Employee Trustees and consultants performance-based share incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.

SECTION 2. DEFINITIONS.

     For purposes of the Plan, the following terms shall have the meanings set forth below:

     (a) “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

     (b) “Board” means the Board of Trustees of the Company.

     (c) “Book Value” means, as of any given date, on a per share basis (i) the shareholders’ equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company’s consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by (ii) the number of then outstanding Common Shares as of such year-end date (as adjusted by the Committee for subsequent events).

     (d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     (e) “Committee” means the Committee referred to in Section 3 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

     (f) “Common Shares” means the common shares of beneficial interest, par value $.001 per share, of the Company.

     (g) “Company” means Correctional Properties Trust, a Maryland real estate investment trust, or any successor trust or corporation.

     (h) “Deferral Period” means the period described in Section 9(a) below.

     (i) “Deferred Shares” means an award made pursuant to Section 9 below of the right to receive Common Shares at the end of a specified Deferral Period.

     (j) “Disability” means a condition which the Committee determines, based upon medical evidence, is due to injury or sickness and restricts an individual from performing the material and substantive duties of his or her regular occupation to an extent that prevents the individual from engaging in such occupation or any such determination under any written employment agreement with such individual.

     (k) “Effective Date of Restatement” means the date on which the Plan, as amended and restated herein, has been approved by the Board and the Company’s shareholders.

     (l) “Fair Market Value” means, as of any given date, unless otherwise determined by the Committee in good faith, the reported closing price of the Common Shares on the New York Stock Exchange or, if no such sale of Common Shares is reported on the New York Stock Exchange on such date, the fair market value of the Common Shares as determined by the Committee in good faith.

     (m) “Funds from Operations” means, in accordance with the resolution adopted by the Board of Governors of NAREIT, net income (loss) (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.

     (n) “Immediate Family Member” means a person described in Section 6(b) (v) below.

     (o) “Incentive Option” means any Share Option intended to be and designated by the Committee as an “Incentive Stock Option” within the meaning of Code Section 422.

     (p) “Non-Employee Trustee” means a member of the Board who is not also an employee of the Company or any Subsidiary.

     (q) “Non-Qualified Option” means any Share Option that is not an Incentive Option.

     (r) “Normal Retirement” means retirement from active employment with the Company and any Subsidiary or Affiliate on or after age 65.

     (s) “Other Share-Based Award” means an award under Section 10 below that is valued in whole or in part by reference to, or is otherwise based on, Common Shares.

     (t) “Plan” means this Correctional Properties Trust Amended and Restated 2002 Stock Plan, as hereinafter amended from time to time.

     (u) “Restricted Shares” means an award of Common Shares that is subject to restrictions under Section 8 below.

     (v) “Restriction Period” means the period described in Section 8(c) below.

     (w) “Retirement” means Normal Retirement.

     (x) “Share Appreciation Right” means the right pursuant to an award granted under Section 7 below to receive upon exercise an amount equal to the excess of the Fair Market Value of one Common Share over the price per share specified in the award agreement multiplied by the number of Common Shares in respect of which a Share Appreciation Right has been exercised.

     (y) “Share Option” or “Option” means any option to purchase Common Shares (including Restricted Shares and Deferred Shares, if the Committee so determines) granted pursuant to Section 6 below.

     (z) “Subsidiary” means any corporation (or other entity) in an unbroken chain of corporations and other entities beginning with the Company if each of the corporations and other entities (other than the last corporation or other entity in the unbroken chain) owns equity interests possessing more than 50% of the total combined voting power of all classes of equity interests in one of the other corporations or entities in the chain.

     (aa) “Units” means units of limited partnership interest in CPT Operating Partnership, L.P., a Delaware limited partnership.

     In addition, the terms “Change in Control,” “Potential Change in Control” and “Change in Control Price” shall have meanings set forth, respectively, in Sections 11(b), (c) and (d) below.

SECTION 3. ADMINISTRATION.

     The Plan shall be administered by the Compensation Committee (the “Committee”), consisting of two or more independent outside directors (each of whom qualifies as an “outside director” under Code Section 162(m), and as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option or other award granted or option or other award agreement entered into hereunder.

     The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers, employees, Non-Employee Trustees and consultants eligible under Section 5: (i) Share Options, (ii) Share Appreciation Rights, (iii) Restricted Shares, (iv) Deferred Shares, and/or (v) Other Share-Based Awards.

     In particular, the Committee shall have the authority:

     (i) to select the officers, employees, Non-Employee Trustees and consultants of the Company and its Subsidiaries and Affiliates to whom Share Options, Share Appreciation Rights, Restricted Shares, Deferred Shares and/or Other Share-Based Awards may from time to time be granted hereunder,

     (ii) to determine whether and to what extent Share Options, Share Appreciation Rights. Restricted Shares, Deferred Shares and/or Other Share-Based Awards, or any combination thereof, are to be granted hereunder to one or, more officers, employees, Non-Employee Trustees and consultants of the Company and its Subsidiaries and Affiliates,

     (iii) to determine the number of Common Shares to be covered by each such award granted hereunder,

     (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price, vesting schedule and any other restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Share Option or other award and/or the Common Shares relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion),

     (v) to determine whether and under what circumstances a Share Option or a Share Appreciation Right may be settled in cash, Restricted Shares and/or Deferred Shares,

     (vi) to determine whether, to what extent and under what circumstances Option grants and/or other awards under the Plan and/or other cash awards made by the Company are to be made, and operate, on a tandem basis vis-a-vis other awards under the Plan and/or cash awards made outside of the Plan, or on an additive basis,

     (vii) to accelerate the exercisability or vesting of all or any portion of an award in connection with a Change in Control (as defined in Section 11(b)), Potential Change in Control (as defined in Section 11(c)), Retirement, death or Disability of a participant,

     (viii) to determine whether, to what extent and under what circumstances Common Shares and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period), and

     (ix) to determine that an award to be granted under the Plan should qualify as “performance-based compensation” for purposes of Code Section 162(m). If and to the extent that the Committee determines that an award to be granted under the Plan should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such award shall be contingent upon achievement of pre-established performance goals and other terms, as follows:

          (A) The performance goals for such awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 3. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such awards. Performance goals may differ for awards granted to any one participant or to different participants.

          (B) One or more of the following business criteria for the Company, on a consolidated basis, and/or specified business units of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such performance awards: (1) earnings per share; (2) net income; (3) funds from operations (FFO); (4) adjusted funds from operations (AFFO); (5) expense containment or savings; (6) return on equity (7) total shareholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index or the NAREIT Equity REIT Index; (8) return on invested capital or assets owned; (9) property acquisitions or capital deployed; (10) share price; (11) distributions to shareholders; (12) dividend yield; (13) management of interest rate risk; (14) asset value preservation; and (15) lease renewals.

          (C) Achievement of performance goals in respect of such awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

     The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

SECTION 4. COMMON SHARES SUBJECT TO PLAN.

     The total number of Common Shares reserved and available for distribution under the Plan shall be 200,000 shares (which includes Common Shares reserved for awards outstanding as of the effective date of restatement). Such Common Shares may consist, in whole or in part, of authorized and unissued Common Shares or Common Shares reacquired by the Company. The maximum number of Common Shares with respect to which share-based awards may be granted during any calendar year to any one individual shall not exceed 50,000 shares and the maximum number of Common Shares with respect to which Incentive Options may be granted shall not exceed 200,000 shares.

     Subject to Section 6 below, if any Common Shares that have been optioned cease to be subject to a Share Option, or if any such Common Shares that are subject to any Share Appreciation Right, Restricted Shares or Deferred Shares award or Other Share-Based Award granted hereunder are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Common Shares, or if Common Shares are held back upon exercise of a Share Option or a Share Appreciation Right or settlement of an award to cover tax withholding such Common Shares shall again be available for future awards under the Plan. If a share-settled Share Appreciation Right is exercised, only the number of Common Shares actually issued will be counted for purposes of determining the maximum number of Common Shares that remain available for future awards under the Plan. For purposes of determining the Share reserve and for purposes of the individual limit herein, one Unit shall be deemed to be equivalent to one Common Share.

     In the event of any merger, reorganization, consolidation, recapitalization, Common Share dividend, Common Share split or other change in corporate structure affecting the Common Shares, an adjustment shall be made in the aggregate number of Common Shares reserved for issuance under the Plan, any individual limit herein, in the number and option price of Common Shares subject to outstanding Options granted under the Plan, in the number and purchase price of Common Shares subject to outstanding Share Appreciation Rights under the Plan, and in the number of Common Shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of Common Shares subject to any award shall always be a whole number.

SECTION 5. ELIGIBILITY.

     All officers, employees, Non-Employee Trustees and consultants of the Company and its Subsidiaries and Affiliates who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan.

SECTION 6. SHARE OPTIONS.

     (a) Grant and Exercise. Share options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Share Option granted under the Plan shall be in such form as the Committee may from time to time approve. Share Options granted under the Plan may be of two types: (i) Incentive Options and (ii) Non-Qualified Options. The Committee shall have the authority to grant to any optionee Incentive Options, Non-Qualified Options, or both types of Share Options (in each case with or without Share Appreciation Rights); provided, however, that Incentive Options may be granted only to employees.

     (b) Terms and Conditions. Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

     (i) Option Price. The option price per Common Share purchasable under a Share Option shall be determined by the Committee at the time of grant but shall be not less than 100% of the Fair Market Value of the Common Shares at the time of grant.

     (ii) Option Term. The term of each Share Option shall be fixed by the Committee, but no Share Option shall be exercisable more than ten years after the date the Option is granted.

     (iii) Exercisability. Share Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant, provided that except in connection with a Change in Control, a Potential Change in Control, Retirement, death or Disability, Share Options granted to employees shall not become exercisable for at least one year after the grant date.

     (iv) Method of Exercise. Subject to whatever installment exercise provisions apply under Section 6(b)(iii), Share Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made through the delivery (or attestation to the ownership of) unrestricted Common Shares already owned by the optionee (based on the Fair Market Value of the Share Option or the Common Shares on the date the option is exercised, as determined by the Committee). As determined by the Committee, in its sole discretion, at or after grant, payment in whole or in part may also be made by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.

          No Common Shares shall be issued until full payment therefor has been made. In the event an optionee chooses to pay the exercise price by previously-owned Common Shares through the attestation method, the number of Common Shares transferred to the optionee upon exercise of the Share Option shall be net of the number of Common Shares attested to. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to Common Shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 15(a).

     (v) Transferability of Options. Incentive Options shall be transferable by the optionee only by will or by the laws of descent and shall be exercisable, during the optionee’s lifetime, only by the optionee. Non-Qualified Options shall be transferable by the optionee by will or by the laws of descent or, with the consent of the Committee, to (i) the spouse, children or grandchildren of the optionee (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of optionee and such Immediate Family Members, (iii) a partnership in which optionee and such Immediate Family Members are the only partners, or (iv) one or more entities in which the optionee has a 10% or greater equity interest, provided that subsequent transfers of transferred Non-Qualified Options shall be prohibited except those in accordance with this subparagraph (v). Following transfer, any such Non-Qualified Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Plan or the option agreement executed pursuant hereto, the term “optionee” shall be deemed to refer to the transferee.

     (vi) Termination by Death. Subject to Section 6(b)(x), if an optionee’s employment by, or service with, the Company and any Subsidiary or Affiliate terminates by reason of death, all Share Options held by such optionee shall vest immediately and may thereafter be exercised by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of two years (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Share Option, whichever period is the shorter.

     (vii) Termination by Reason of Retirement. Subject to Section 6(b)(x), if an optionee’s employment by, or service with, the Company and any Subsidiary or Affiliate terminates by reason of Retirement, any Share Option held by such optionee shall vest immediately and may thereafter be exercised by the optionee, from the date of such termination until the expiration of the stated term of such Share Option. In the event of termination of employment by reason of Retirement, if an Incentive Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, the option will thereafter be treated as a Non-Qualified Option.

     (viii) Termination for Cause. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee’s employment by, or service with, the Company or any Subsidiary or Affiliate terminates for cause, all Share Options held by the optionee shall thereupon terminate. For purposes of this paragraph, “cause” shall mean the following:

     (a) Embezzlement, fraud or criminal misconduct,

     (b) Gross negligence, or the willful failure to perform the duties or responsibilities with respect to his position with the Company or any Subsidiary or Affiliate,

     (c) Willful or continuing disregard for the safety or soundness of the Company or any Subsidiary or Affiliate,

     (d) Willful or continuing violation of the published rules of the Company or any Subsidiary or Affiliate,

     (e) A request from a state or federal governmental agency having regulatory authority over the Company or any Subsidiary or Affiliate that the services of the optionee be terminated, or

     (f) Termination for cause under a written employment agreement between the Company, any Subsidiary or Affiliate and the optionee.

     (ix) Termination by Other than Death, Retirement or Cause. Subject to Section 6(b)(x), if an optionee’s employment by, or service with, the Company and any Subsidiary or Affiliate terminates other than by death, Retirement or cause, any vested Share Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination (or as may be determined in accordance with procedures established by the

Committee), for a period of two years from the date of such termination or until the expiration of the stated term of such Share Option, whichever period is the shorter. In the event of such termination of employment, if an Incentive Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Share Option will thereafter be treated as a Non-Qualified Option.

     (x) Incentive Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Code Section 422, or, without the consent of the optionee(s) affected, to disqualify any Incentive Option under such Section 422.

               If an Incentive Option granted under this Plan is first exercisable in any calendar year to obtain Common Shares having a fair market value (determined at the time of grant) in excess of $100,000, the option is treated as an Incentive Option for Common Shares having a fair market value (determined at the time of grant) equal to $100,000 and as a Non-Qualified Option for the remaining Common Shares. In making this determination, the rules specified in Code Section 422(d) shall be determinative, including the aggregation of all Incentive Options which are first exercisable in that calendar year under any plan of the Company.

     (xi) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Common Shares or Restricted Shares an option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

     (xii) Settlement Provisions. If the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee’s consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Restricted Shares, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Restricted Shares determined without regard to the forfeiture restrictions involved.

SECTION 7. SHARE APPRECIATION RIGHTS.

     (a) Grant and Exercise. Share Appreciation Rights may be granted either alone, in addition to or in conjunction with other awards granted under the Plan. A Share Appreciation Right may be exercised by a right holder, subject to Section 7(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the right holder shall be entitled to receive an amount determined in the manner prescribed in Section 7(b).

     (b) Terms and Conditions. Share Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

     (i) Exercisability. Share Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant, provided that except in connection with a Change in Control, a Potential Change in Control, Retirement, death or Disability, Share Appreciation Rights granted to employees shall not become exercisable for at least one year after the grant date.

     (ii) Exercise Price. The exercise price per Common Share purchasable under a Share Appreciation Right shall be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value of the Common Shares at the time of grant.

     (iii) Method of Exercise. Upon the exercise of a Share Appreciation Right, a right holder shall be entitled to receive an amount in Common Shares equal in value to the excess of the Fair Market Value of one Common Share over the price per share specified in the award agreement multiplied by the number of Common Shares in respect of which the Share Appreciation Right shall have been exercised. The number of Common Shares to be paid shall be calculated on the basis of the Fair Market Value of the Common Shares on the date of exercise.

     (iv) Non-transferability of Share Appreciation Rights. Share Appreciation Rights shall not be transferable by the right holder.

     (v) Termination by Death. Except as otherwise provided in the award agreement, if a right holder’s employment by, or service with, the Company and any Subsidiary or Affiliate terminates by reason of death, all Share Appreciation Rights held by such right holder shall vest immediately and may thereafter be exercised by the legal representative of the estate or by the legatee of the right holder under the will of the right holder, for a period of two years (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Share Appreciation Right, whichever period is the shorter.

     (vi) Termination by Reason of Retirement. Except as otherwise provided in the award agreement, if a right holder’s employment by, or service with, the Company and any Subsidiary or Affiliate terminates by reason of Retirement, any Share Appreciation Right held by such right holder shall vest immediately and may thereafter be exercised by the right holder, from the date of such termination until the expiration of the stated term of such Share Appreciation Right.

     (vii) Termination for Cause. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if the right holder’s employment by the Company or any Subsidiary or Affiliate is terminated for cause, all Share Appreciation Rights held by the right holder shall thereupon terminate. For purposes of this paragraph “cause” shall mean the following:

     (a) Embezzlement, fraud or criminal misconduct,

     (b) Gross negligence,

     (c) Willful or continuing disregard for the safety or soundness of the Company or any Subsidiary or Affiliate,

     (d) Willful or continuing violation of the published rules of the Company or any Subsidiary or Affiliate,

     (e) A request. from a state or federal governmental agency having regulatory authority over the Company or any Subsidiary or Affiliate that the services of the right holder be terminated, or

     (f) Termination for cause under a written employment agreement between the Company, any Subsidiary or Affiliate and the optionee.

     (viii) Termination by Other than Death, Retirement or Cause. Except as otherwise provided in the award agreement, if a right holder’s employment by the Company and any Subsidiary or Affiliate terminates other than by death, Retirement or cause, any vested Share Appreciation Right held by such right holder may thereafter be exercised by the right holder, to the extent it was exercisable at the time of termination, for a period of two years from the date of such termination or until the expiration of the stated term of such Share Appreciation Right, whichever period is shorter.

     (ix) Limited Share Appreciation Rights. In its sole discretion, the Committee may grant “Limited” Share Appreciation Rights under this Section 7 (i.e., Share Appreciation Rights that become exercisable only in the event of a Change in Control and/or a Potential Change in Control), subject to such terms and conditions as the Committee may specify at grant. Such Limited Share Appreciation Rights shall be settled solely in cash.

     (x) Settlement Provisions. The Committee, in its sole discretion, may also provide that, in the event of a Change in Control and/or a Potential Change in Control, the amount to be paid upon the exercise of a Share Appreciation Right or Limited Share Appreciation Right shall be based on the Change in Control Price (as defined in Section 11(d)), subject to such terms and conditions as the Committee may specify at grant.

SECTION 8. RESTRICTED SHARES AND UNRESTRICTED SHARES.

     (a) Administration. Restricted Shares may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Shares will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Shares (subject to Section 8(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards. The Committee may condition the grant of Restricted Shares upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion. The provisions of Restricted Shares awards need not be the same with respect to each recipient.

     (b) Awards and Certificates. The prospective recipient of a Restricted Shares award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

     (i) The purchase price for Restricted Shares may be greater than, equal to, or less than their par value, and may be zero.

     (ii) Awards of Restricted Shares must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Shares Award Agreement and paying whatever price (if any) is required under Section 8(b) (i).

     (iii) Each participant receiving a Restricted Shares award shall be issued a share certificate in respect of such Restricted Shares. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

     (iv) The Committee shall require that the share certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Shares award, the participant shall have delivered a share power, endorsed in blank, relating to the Common Shares covered by such award.

     (c) Restrictions and Conditions. The Restricted Shares awarded pursuant to this Section 8 shall be subject to the following restrictions and conditions:

     (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the “Restriction Period”), the participant shall not be permitted to sell, transfer, pledge or assign Restricted Shares awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments. Except in connection with a Change in Control, a Potential Change in Control, Retirement, death or Disability, in the event Restricted Shares granted to employees are subject to the attainment of specified performance goals, the restriction period with respect to such Restricted Shares shall not be less than one year, and in the event Restricted Shares granted to employees shall have a time-based restriction, the total restricted period with respect to such Shares shall not be less than three years.

     (ii) Except as provided in this paragraph (ii) and in paragraph (i) above, the participant shall have, with respect to the Restricted Shares, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 15(e), in additional Restricted Shares to the extent shares are available under Section 4, or otherwise reinvested. Pursuant to Section 4 above, share dividends issued with respect to

Restricted Shares shall be treated as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

     (iii) Subject to the applicable provisions of the award agreement and this Section 8, upon termination of a participant’s employment by, or service with, the Company and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction shall vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

     (iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares, certificates for an appropriate number of unrestricted shares shall be promptly delivered to the participant.

     (d) Unrestricted Shares. The Committee may grant each Non-Employee Trustee up to 2,500 Common Shares each year that are not subject to any risk of forfeiture, at such times as may be determined by the Committee.

SECTION 9. DEFERRED SHARES.

     (a) Administration. Deferred Shares may be awarded either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Common Shares shall be awarded, the number of Deferred Shares to be awarded to any person, the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Common Shares will be deferred, and the other terms and conditions of the award in addition to those set forth in Section 9(b).

     The Committee may condition the grant of Deferred Shares upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine, in its sole discretion. The provisions of Deferred Shares awards need not be the same with respect to each recipient. Except in connection with a Change in Control, a Potential Change in Control, Retirement, death or Disability, in the event Deferred Shares granted to employees are subject to the attainment of specified performance goals, the restriction period with respect to such Deferred Shares shall not be less than one year, and in the event Deferred Shares granted to employees shall have a time-based restriction, the total restricted period with respect to such Shares shall not be less than three years.

     (b) Terms and Conditions. The shares of Deferred Shares awarded pursuant to this Section 9 shall be subject to the following terms and conditions:

     (i) Deferred Shares awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 9(b)(v), where applicable), share certificates shall be delivered to the participant or his legal representative, in a number equal to the shares covered by the Deferred Shares award.

     (ii) Unless otherwise determined by the Committee at grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Shares award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Shares, or otherwise reinvested, all as determined at or after the time of the award by the Committee, in its sole discretion.

     (iii) Subject to the provisions of the award agreement and this Section 9, upon termination of a participant’s employment with the Company and any Subsidiary or Affiliate for any reason during the Deferral Period for a given award, the Deferred Shares in question shall vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

     (iv) Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Shares award.

     (v) A participant may elect to further defer receipt of an award (or an installment of an award) for a specified period or until a specified event (the “Elective Deferral Period”). Such election shall be made in the taxable year prior to the taxable year in which the award is granted or such later time as may be permitted by the provisions of Code Section 409A and any regulations or guidance promulgated thereunder.

     (vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Shares agreement executed by the Company and the participant.

SECTION 10. OTHER SHARE-BASED AWARDS.

     (a) Administration. Other awards of Common Shares and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Shares (“Other Share-Based Awards”), including, without limitation, (i) Units, (ii) convertible preferred shares, convertible debentures and other convertible, exchangeable or redeemable securities or equity interests (including Units) of the Company or its Affiliate, (iii) membership interests in an Affiliate, (iv) awards or options valued by reference to Book Value or Subsidiary performance and (v) any class of profits interest or limited liability company membership interest created or issued pursuant to the terms of a partnership agreement, limited liability company operating agreement or otherwise by an Affiliate that has elected to be treated as a partnership for federal income tax purposes and qualifies as a “profits interest” within the meaning of Revenue Procedure 93-27 with respect to a participant who is rendering services to the issuing Affiliate. Other Share-Based Awards may be granted either alone or in addition to or in tandem with Share Options, Share Appreciation Rights, Restricted Shares or Deferred Shares granted under the Plan and/or cash awards made outside of the Plan.

     Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of Common Shares to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Common Shares upon the completion of a specified performance period. The provisions of Other Share-Based Awards need not be the same with respect to each recipient.

     (b) Terms and Conditions. Other Share-Based Awards made pursuant to this Section 10 shall be subject to the following terms and conditions:

     (i) Subject to the provisions of this Plan and the award agreement referred to in Section 10(b)(v) below, Common Shares subject to awards made under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Common Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

     (ii) Subject to the provisions of this Plan and the award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 10 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Common Shares or otherwise reinvested.

     (iii) Any award under this Section 10 and any Common Shares covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion. Except in connection with a Change in Control, a Potential Change in Control, Retirement, death or Disability, in the event Other Share-Based Awards granted to employees are subject to the attainment of specified performance goals, the restriction period with respect to such awards shall not be less than one year, and in the event Other Share-Based Awards granted to employees shall have a time-based restriction, the total restricted period with respect to such awards shall not be less than three years.

     (iv) Each award under this Section 10 shall be confirmed by, and subject to the terms of an agreement or other instrument by the Company and by the participant.

     (v) Common Shares (including securities convertible into Common Shares) issued on a bonus basis under this Section 10 may be issued for no cash consideration.

SECTION 11. CHANGE IN CONTROL PROVISIONS.

     (a) Impact of Event. To the extent provided for in the award agreement evidencing an award, in the event of:

     (1) a “Change in Control” as defined in Section 11(b), or

     (2) a “Potential Change in Control” as defined in section 11(c), but only if and to the extent so determined by the Committee or the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination), the following acceleration and valuation provisions may apply:

     (i) Any Share Appreciation Rights (including, without limitation, any Limited Share Appreciation Rights) and any Share Option awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

     (ii) The restrictions and deferral limitations applicable to any Restricted Shares, Deferred Shares and Other Share-Based Awards, in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested.

     (iii) The value of all outstanding Share Options, Share Appreciation Rights, Restricted Shares, Deferred Shares and Other Share-Based Awards, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the “Change in Control Price” as defined in Section 11(d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

     (b) Definition of “Change in Control.” For purposes of Section 11(a), a “Change in Control” means the happening of any of the following:

     (i) any person or entity, including a “group” as defined in Section 13(d) (3) of the Exchange Act, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 20% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of trustees of the Company (other, than as a result of an issuance of securities initiated by the Company in the ordinary course of business), or

     (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination’ of the foregoing transactions less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the trustees of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of trustees of the Company immediately prior to such transaction, or

     (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each trustee of the Company first elected during such’ period was approved by a vote of at least two-thirds of the trustees of the Company then still in office who were trustees of the Company at the beginning of any such period.

     (c) Definition of “Potential Change in Control.” For purposes of Section 11(a), a “Potential Change in Control’ means the happening of any one of the following:

     (i) The approval by shareholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 11(b), or

     (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Company representing 10% or more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

     (d) Definition of “Change in Control Price.” For purposes of this Section 11, “Change in Control Price” means the highest price per share paid in any transaction reported on the New York Stock Exchange or paid or offered in any bona tide transaction related to a potential or actual Change in Control of the Company at any time during the 60 day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee except that, in the case of Incentive Options and Share Appreciation Rights relating to Incentive Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Share Appreciation Rights (or Limited Share Appreciation Rights) or, where applicable, the date on which a cashout occurs under Section 11(a) (2) (iii).

SECTION 12. OWNERSHIP LIMITATION.

     All awards hereunder shall be subject to the ownership limitations set forth in the Declaration of Trust of the Company as such may be amended from time to time. Without limiting the generality of the foregoing, any award which causes a recipient, or any constructive or beneficial owner of Shares (as determined under Code Sections 318 and 544, respectively), to own or be deemed to own shares in excess of such ownership limitations shall be void.

SECTION 13. AMENDMENTS AND TERMINATION.

     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Share Option, Share Appreciation Right (or Limited Share Appreciation Right), Restricted or Deferred Shares award, Share Purchase Right or Other Share-Based Award theretofore granted, without the optionee’s or participant’s consent. Furthermore, with the approval of the Company’s shareholders, the Board may: (a) increase the total number of shares reserved for issuance under the Plan (other than as an adjustment provided for under Section 4 hereof, which shall not require shareholder approval), (b) expand the types of awards available under, materially expand the eligibility to participate in, or materially extend the term of, the Plan, or (c) materially change the method of determining Fair Market Value. Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

     The Committee may amend the terms of any Share Option or other award theretofore granted, prospectively or retroactively, in a manner consistent with the provisions of the Plan, but, subject to Section 4 above, no such amendment shall impair the rights of any holder without the holder’s consent. Except as provided in Section 4 above, without the prior approval of the shareholders, the Committee may not reduce the option exercise prices of previously granted Share Options or substitute new Share Options or other Awards for previously granted Share Options (on a one for one or other basis), including previously granted Share Options having higher option exercise prices.

     Additionally, in the event of a proposed sale of all or substantially all of the Company’s assets or any reorganization, merger, consolidation, or other form of corporate transaction in which the Company does not survive, or in which the Common Shares are exchanged for or converted into securities issued by another entity, then the successor or acquiring entity or an affiliate thereof may, with the consent of the Committee or the Board, assume each outstanding award or substitute an equivalent option or right. If the successor or acquiring entity or an affiliate thereof, does not cause such an assumption or substitution, then each award shall be cashed out pursuant to Section 11(a)(2)(iii) and shall terminate upon the consummation of the sale, merger, consolidation, or other corporate transaction. The Committee or the Board shall give written notice of any proposed transaction referred to in this Section 13 a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any awards that are then exercisable (including any awards that may become exercisable upon the closing date of such transaction). A participant may condition his exercise of any award upon the consummation of the transaction.

SECTION 14. UNFUNDED STATUS OF PLAN.

     The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to an payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Shares or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 15. GENERAL PROVISIONS.

     (a) The Committee may require each person purchasing shares pursuant to a Share Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     All certificates for Common Shares or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (c) The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees or the services of any of its service providers at any time.

     (d) No later than the date as of which an amount first becomes includable in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Shares, including Common Shares that are part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Shares (or in Deferred Shares or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient Shares are available under Section 4 for such reinvestment (taking into account then outstanding Share Options, Share Purchase Rights and other Plan awards).

     (f) Any requirement with respect to delivery of stock certificates in this Plan may be satisfied by electronic book entries through the transfer agent of the Company.

     (g) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Maryland.

SECTION 16. EFFECTIVE DATE OF PLAN.

     The Plan was initially effective April 18, 2002, the date the Plan was initially approved by the Board and the Company’s shareholders. The Plan, as amended and restated herein, shall be effective as of the date of approval by the Company’s shareholders.

SECTION 17. TERM OF PLAN.

     No Share Option, Share Appreciation Right, Restricted Shares award, Common Shares, Deferred Shares award or Other Share-Based Award shall be granted pursuant to the Plan on or after the tenth anniversary of the initial effective date as set forth in Section 16 above, but awards granted prior to such tenth anniversary may extend beyond that date.

SECTION 18. RESTRICTIONS ON TRANSFER.

     Awards of derivative securities (as defined in Rule 16a-1(c) under the Exchange Act or any successor definition adopted by the Securities and Exchange Commission) granted under the Plan shall not be transferable except (a) by will or the laws of descent and distribution, or (b) as provided in Sections 6(b) and 7(b) of the Plan.

SECTION 19. ADDITIONAL CONDITIONS APPLICABLE TO NONQUALIFIED DEFERRED COMPENSATION UNDER CODE SECTION 409A.

     In the event any Option or Share Appreciation Right under this Plan is granted with an exercise price less than Fair Market Value of the Common Shares subject to the grant or award on the Grant Date (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value, or such grant is materially modified and deemed a new grant at a time when the Fair Market Value exceeds the exercise price), or any other award is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A (a “409A Award”), the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any 409A Award agreement.

     (a) Exercise and Distribution. No 409A Award shall be exercisable or distributable earlier than upon one of the following:

     (i) Specified Time. A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award.

     (ii) Separation from Service. Separation from service (within the meaning of Code Section 409A) by the 409A Award recipient; provided however, if the 409A Award recipient is a “key employee” (as defined in Code Section 416(i) without regard to paragraph (5) thereof), exercise or distribution under this Section 19(a)(ii) may not be made before the date which is six months after the date of separation from service.

     (iii) Death. The date of death of the 409A Award recipient.

     (iv) Disability. The date the 409A Award recipient becomes disabled (within the meaning of Section 19(c)(ii) hereof).

     (v) Unforeseeable Emergency. The occurrence of an unforeseeable emergency (within the meaning of Section 19(c)(iii) hereof), but only if the net value (after payment of the exercise price, if any) of the number of Common Shares that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the participant’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

     (vi) Change in Control Event. The occurrence of a Change in Control Event (within the meaning of Section 19(c)(i) hereof), including the Committee’s discretionary exercise of the right to accelerate vesting of such grant upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event.

     (b) No Acceleration. A 409A Award may not be accelerated or exercised prior to the time specified in Section 19 hereof, except in the case of one of the following events:

     (i) Domestic Relations Order. The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the Participant as may be necessary to comply with the terms of a domestic relations order (as defined in Code Section 414(p)(1)(B)).

     (ii) Conflicts of Interest. The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Code Section 1043(b)(2)).

     (iii) Change in Control Event. The Committee may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation.

     (c) Definitions. Solely for purposes of this Section 19 and not for other purposes of the Plan, the following terms shall be defined as set forth below:

     (i) “Change in Control Event” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in IRS Notice 2005-1, Q&A-11, Q&A-12, Q&A-13 and Q&A-14 or any subsequent guidance).

     (ii) “Disabled” means a participant (A) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (B) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees.

     (iii) “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from an illness or accident of the participant, the participant’s spouse, or a dependent (as defined in Code Section 152(a)) of the participant, loss of the participant’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant.

SECTION 20. TAX WITHHOLDING

     (a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an award or of any Common Shares or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.

     (b) Payment in Common Shares. Subject to approval by the Committee, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from Common Shares to be issued pursuant to any award a number of Common Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company Common Shares owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.